Exhibit 99.1

Dime Community Bancshares, Inc. Reports Third Quarter 2024 Results

Acceleration in Core Deposit Growth Drives Increase in Quarterly Net Interest Margin to 2.50%

Balance Sheet Well Positioned to Benefit From Federal Reserve Rate Cuts

Hauppauge, NY, October 22, 2024 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $11.5 million for the quarter ended September 30, 2024, or $0.29 per diluted common share, compared to $16.7 million, or $0.43 per diluted common share, for the quarter ended June 30, 2024, and $13.2 million, or $0.34 per diluted common share for the quarter ended September 30, 2023.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Strong growth in low-cost core deposits drove a significant linked quarter expansion in the Net Interest Margin. Importantly, following the recent 50 basis point reduction in the Federal Funds rate, we lowered deposit costs and expect to benefit from these actions in the fourth quarter and beyond. Since the Federal Reserve rate cut in mid-September, the spread between the weighted average rate on loans and core deposits has improved by approximately 15 basis points. We anticipate the full quarter impact of this spread improvement to drive continued Net Interest Margin expansion in the fourth quarter.”

Mr. Lubow commented, “During the third quarter, our Business loan portfolio increased by over $120 million and we continue to have strong pipelines in our Middle Market and Healthcare verticals. Compared to the prior quarter, the level of net charge-offs and criticized and classified loans remained stable and we continued to prudently build our allowance for credit losses to total loans and risk-based capital levels.  In conclusion, I am extremely proud of our employees for their unwavering focus on our customers and enabling us to be the premier business bank on Greater Long Island.”

Highlights for the Third Quarter of 2024 Included:

●	Total deposits increased $389 million compared to the second quarter of 2024;
●	Core deposits (excluding brokered and time deposits) increased $505 million compared to the second quarter of 2024;
●	The ratio of average non-interest-bearing deposits to average total deposits for the third quarter was 29% compared to 28% for the second quarter of 2024;
●	The cost of total deposits declined by 4 basis point versus the prior quarter;
●	The net interest margin increased to 2.50% for the third quarter of 2024 compared to 2.41% for the prior quarter;
●	The loan to deposit ratio declined to 95.4% at the end of the third quarter compared to 98.2% for the prior quarter;
●	Net charge-offs to average loans was 0.15% for the third quarter of 2024 compared to 0.14% for prior quarter;
●	The allowance for credit losses to total loans increased to 0.78% at the end of the third quarter compared to 0.72% for the prior quarter; and
●	The Company’s total risk based capital ratio increased to 14.76% at the end of the third quarter compared to 14.46% for the prior quarter.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the third quarter of 2024 was $79.9 million compared to $75.5 million for the second quarter of 2024 and $76.5 million for the third quarter of 2023.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q3 2024	Q2 2024	Q3 2023
Net interest income	$79,924	$75,502	$76,479
Purchase accounting amortization (accretion) on loans ("PAA")	(266)	(101)	186
Adjusted net interest income excluding PAA on loans (non-GAAP)	$79,658	$75,401	$76,665

Average interest-earning assets	$12,734,246	$12,624,556	$12,984,061

NIM (1)	2.50%	2.41%	2.34%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.49%	2.40%	2.34%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes PAA amortization on acquired loans divided by average interest-earning assets.

During the quarter ended June 30, 2024, there was a recovery of interest income from a loan that was previously on non-accrual status in the amount of $1.3 million. Excluding the impact of this item, the second quarter NIM was 2.37%.

Loan Portfolio

The ending WAR on the total loan portfolio was 5.40% at September 30, 2024, a 1 basis point increase compared to the ending WAR of 5.39% on the total loan portfolio at June 30, 2024.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	September 30, 2024		June 30, 2024		September 30, 2023
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$2,653,624	6.82%	$2,530,896	6.92%	$2,271,768	6.72%
One-to-four family residential, including condominium and cooperative apartment	934,209	4.65	906,949	4.55	892,869	4.39
Multifamily residential and residential mixed-use (3)(4)	3,866,931	4.60	3,920,354	4.59	4,102,024	4.45
Non-owner-occupied commercial real estate	3,281,923	5.25	3,315,100	5.25	3,374,281	5.09
Acquisition, development, and construction	149,299	8.46	144,860	8.96	203,402	8.92
Other loans	6,058	10.71	6,699	3.39	6,267	6.28
Loans held for investment	$10,892,044	5.40%	$10,824,858	5.39%	$10,850,611	5.20%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans and owner-occupied commercial real estate loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q3 2024	Q2 2024	Q3 2023
Loan originations	$122.7	$162.4	$153.4

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at September 30, 2024 were $11.42 billion, compared to $11.03 billion at June 30, 2024 and $10.53 billion at December 31, 2023.

Total Federal Home Loan Bank advances were $508.0 million at September 30, 2024 compared to $633.0 million at June 30, 2024 and $1.31 billion at December 31, 2023.

Mr. Lubow commented, “During the third quarter of 2024, we continued our strategy of utilizing core deposit growth to reduce our wholesale funding position.”

Non-Interest Income

Non-interest income was $7.6 million during the third quarter of 2024, $11.8 million during the second quarter of 2024, and $7.9 million during the third quarter of 2023. Included in non-interest income for the second quarter of 2024, was income related to the sale of premises of approximately $3.7 million.

Non-Interest Expense

Total non-interest expense was $57.7 million during the third quarter of 2024, $55.7 million during the second quarter of 2024, and $59.5 million during the third quarter of 2023. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets and severance expense, adjusted non-interest expense was $57.4 million during the third quarter of 2024, $55.4 million during the second quarter of 2024, and $50.6 million during the third quarter of 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “As we have communicated previously, the increase in non-interest expense has been due to the significant investments and hires in the Private and Commercial Bank and the Middle Market C&I Lending operations. Third quarter results reflected a fully-loaded run-rate for these initiatives and we expect to keep our expense base relatively flat in the fourth quarter of 2024.”

The ratio of non-interest expense to average assets was 1.71% during the third quarter of 2024, compared to 1.66% during the linked quarter and 1.73% for the third quarter of 2023. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets and severance expense, the ratio of adjusted non-interest expense to average assets was 1.70% during the third quarter of 2024, compared to 1.65% during the linked quarter and 1.48% for the third quarter of 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 65.9% during the third quarter of 2024, compared to 63.8% during the linked quarter and 70.5% during the third quarter of 2023. Excluding the impact of net (gain) loss on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, loss on extinguishment of debt and amortization of other intangible assets the adjusted efficiency ratio was 65.6% during the third quarter of 2024, compared to 65.9% during the linked quarter and 59.7% during the third quarter of 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the third quarter of 2024 was 26.9% compared to 29.0% for the second quarter of 2024, and 35.1% for the third quarter of 2023.

Credit Quality

Non-performing loans were $49.5 million at September 30, 2024, compared to $24.8 million for the prior quarter.

A credit loss provision of $11.6 million was recorded during the third quarter of 2024, compared to a credit loss provision of $5.6 million during the second quarter of 2024, and a credit loss provision of $1.8 million during the third quarter of 2023.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of September 30, 2024. All risk-based regulatory capital ratios increased in the third quarter of 2024.

Dividends per common share were $0.25 during the third and second quarters of 2024, respectively.

Book value per common share was $29.31 at September 30, 2024 compared to $28.97 at June 30, 2024.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $25.22 at September 30, 2024 compared to $24.87 at June 30, 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 9:00 a.m. (ET) on Tuesday, October 22, 2024, during which CEO Lubow will discuss the Company’s third quarter 2024 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/hfnjf6ym. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BI017781a02def49c0ad228b72ba201600. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/hfnjf6ym.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.7 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	September 30,	June 30,	December 31,
	2024	2024	2023
Assets:
Cash and due from banks	$626,056	$413,983	$457,547
Securities available-for-sale, at fair value	774,608	819,222	886,240
Securities held-to-maturity	592,414	588,000	594,639
Loans held for sale	13,098	14,766	10,159
Loans held for investment, net:
Business loans (1)	2,653,624	2,530,896	2,310,379
One-to-four family and cooperative/condominium apartment	934,209	906,949	889,236
Multifamily residential and residential mixed-use (2)(3)	3,866,931	3,920,354	4,017,703
Non-owner-occupied commercial real estate	3,281,923	3,315,100	3,381,842
Acquisition, development and construction	149,299	144,860	168,513
Other loans	6,058	6,699	5,755
Allowance for credit losses	(85,221)	(77,812)	(71,743)
Total loans held for investment, net	10,806,823	10,747,046	10,701,685
Premises and fixed assets, net	35,066	36,054	44,868
Premises held for sale	—	—	905
Restricted stock	64,235	68,445	98,750
Bank Owned Life Insurance ("BOLI")	372,367	354,761	349,816
Goodwill	155,797	155,797	155,797
Other intangible assets	4,181	4,467	5,059
Operating lease assets	48,537	51,703	52,729
Derivative assets	105,636	134,489	122,132
Accrued interest receivable	54,578	55,588	55,666
Other assets	93,133	104,442	100,013
Total assets	$13,746,529	$13,548,763	$13,636,005
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,231,160	$3,012,481	$2,884,378
Interest-bearing checking	938,070	633,721	515,987
Savings (excluding mortgage escrow deposits)	1,845,266	2,340,222	2,335,354
Money market	3,898,509	3,607,090	3,125,996
Certificates of deposit	1,416,467	1,382,271	1,607,683
Deposits (excluding mortgage escrow deposits)	11,329,472	10,975,785	10,469,398
Non-interest-bearing mortgage escrow deposits	87,841	52,647	61,121
Interest-bearing mortgage escrow deposits	5	2	136
Total mortgage escrow deposits	87,846	52,649	61,257
FHLBNY advances	508,000	633,000	1,313,000
Subordinated debt, net	272,300	262,814	200,196
Derivative cash collateral	68,960	130,090	108,100
Operating lease liabilities	51,362	54,530	55,454
Derivative liabilities	98,108	122,567	121,265
Other liabilities	66,552	66,732	81,110
Total liabilities	12,482,600	12,298,167	12,409,780
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	488,607	488,760	494,454
Retained earnings	827,690	826,080	813,007
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(72,970)	(82,780)	(91,579)
Unearned equity awards	(10,111)	(12,023)	(8,622)
Treasury stock, at cost	(86,272)	(86,426)	(98,020)
Total stockholders' equity	1,263,929	1,250,596	1,226,225
Total liabilities and stockholders' equity	$13,746,529	$13,548,763	$13,636,005

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Paycheck Protection Program (“PPP”) loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Interest income:
Loans	$151,828	$147,099	$142,995	$442,492	$409,744
Securities	7,766	7,907	7,916	23,553	24,261
Other short-term investments	4,645	4,412	6,930	18,621	16,599
Total interest income	164,239	159,418	157,841	484,666	450,604
Interest expense:
Deposits and escrow	74,025	72,878	62,507	219,972	152,395
Borrowed funds	8,764	9,033	16,925	32,494	50,855
Derivative cash collateral	1,526	2,005	1,930	5,244	4,904
Total interest expense	84,315	83,916	81,362	257,710	208,154
Net interest income	79,924	75,502	76,479	226,956	242,450
Provision (recovery) for credit losses	11,603	5,585	1,806	22,398	(950)
Net interest income after provision (recovery)	68,321	69,917	74,673	204,558	243,400
Non-interest income:
Service charges and other fees	4,267	3,972	3,963	12,783	12,633
Title fees	190	294	291	617	829
Loan level derivative income	132	1,085	783	1,623	6,353
BOLI income	2,606	2,484	2,317	7,551	7,332
Gain on sale of Small Business Administration ("SBA") loans	19	113	335	385	1,061
Gain on sale of residential loans	38	27	21	142	103
Fair value change in equity securities and loans held for sale	39	(416)	(299)	(1,219)	(1,079)
Net loss on sale of securities	—	—	—	—	(1,447)
Gain (loss) on sale of other assets	2	3,695	(22)	6,665	(22)
Other	338	554	539	1,359	1,571
Total non-interest income	7,631	11,808	7,928	29,906	27,334
Non-interest expense:
Salaries and employee benefits	36,132	32,184	30,520	100,353	87,054
Severance	—	—	8,562	42	9,068
Occupancy and equipment	7,448	7,409	7,277	22,225	21,794
Data processing costs	4,544	4,405	4,309	13,262	12,744
Marketing	1,629	1,637	2,079	4,763	5,016
Professional services	2,036	2,766	1,277	6,269	4,876
Federal deposit insurance premiums	2,105	2,250	1,866	6,594	5,613
Loss on extinguishment of debt	1	—	—	454	—
Amortization of other intangible assets	286	285	349	878	1,075
Other	3,548	4,758	3,284	11,094	11,944
Total non-interest expense	57,729	55,694	59,523	165,934	159,184
Income before taxes	18,223	26,031	23,078	68,530	111,550
Income tax expense	4,896	7,552	8,093	19,033	31,764
Net income	13,327	18,479	14,985	49,497	79,786
Preferred stock dividends	1,822	1,822	1,822	5,465	5,465
Net income available to common stockholders	$11,505	$16,657	$13,163	$44,032	$74,321
Earnings per common share ("EPS"):
Basic	$0.29	$0.43	$0.34	$1.13	$1.92
Diluted	$0.29	$0.43	$0.34	$1.13	$1.92

Average common shares outstanding for diluted EPS	38,366,619	38,329,485	38,203,961	38,317,223	38,177,704

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Per Share Data:
Reported EPS (Diluted)	$0.29	$0.43	$0.34	$1.13	$1.92
Cash dividends paid per common share	0.25	0.25	0.25	0.75	0.74
Book value per common share	29.31	28.97	28.03	29.31	28.03
Tangible common book value per share (1)	25.22	24.87	23.87	25.22	23.87
Common shares outstanding	39,152	39,148	38,811	39,152	38,811
Dividend payout ratio	86.21%	58.14%	73.53%	66.37%	38.54%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.39%	0.55%	0.44%	0.49%	0.78%
Return on average equity	4.19	5.88	4.91	5.24	8.78
Return on average tangible common equity (1)	4.70	6.88	5.69	6.06	10.73
Net interest margin	2.50	2.41	2.34	2.37	2.52
Non-interest expense to average assets	1.71	1.66	1.73	1.63	1.56
Efficiency ratio	65.9	63.8	70.5	64.6	59.0
Effective tax rate	26.87	29.01	35.07	27.77	28.48

Balance Sheet Data:
Average assets	$13,502,753	$13,418,441	$13,759,493	$13,571,710	$13,623,570
Average interest-earning assets	12,734,246	12,624,556	12,984,061	12,791,233	12,853,701
Average tangible common equity (1)	996,578	979,611	943,805	981,614	933,072
Loan-to-deposit ratio at end of period (2)	95.4	98.2	102.0	95.4	102.0

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.27%	7.27%	6.87%
Tangible equity to tangible assets (1)	8.13	8.14	7.73
Tier 1 common equity ratio	10.16	10.06	9.67
Tier 1 risk-based capital ratio	11.28	11.17	10.76
Total risk-based capital ratio	14.76	14.46	13.33
Tier 1 leverage ratio	8.76	8.78	8.38
Consolidated CRE concentration ratio (4)	487	499	547
Allowance for credit losses/ Total loans	0.78	0.72	0.67
Allowance for credit losses/ Non-performing loans	172.29	313.21	311.16

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	September 30, 2024 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The September 30, 2024 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,609,934	$46,656	7.11%	$2,400,219	$42,933	7.19%	$2,260,203	$38,384	6.74%
One-to-four family residential, including condo and coop	924,150	11,024	4.75	886,037	9,968	4.52	879,688	9,165	4.13
Multifamily residential and residential mixed-use	3,902,220	45,790	4.67	3,958,617	45,775	4.65	4,114,476	46,099	4.45
Non-owner-occupied commercial real estate	3,297,760	44,804	5.40	3,359,004	44,728	5.36	3,382,927	44,184	5.18
Acquisition, development, and construction	147,875	3,505	9.43	164,283	3,638	8.91	222,039	5,075	9.07
Other loans	4,891	49	3.99	5,100	57	4.50	6,156	88	5.67
Securities	1,493,492	7,766	2.07	1,537,487	7,907	2.07	1,619,960	7,916	1.94
Other short-term investments	353,924	4,645	5.22	313,809	4,412	5.65	498,612	6,930	5.51
Total interest-earning assets	12,734,246	164,239	5.13%	12,624,556	159,418	5.08%	12,984,061	157,841	4.82%
Non-interest-earning assets	768,507			793,885			775,432
Total assets	$13,502,753			$13,418,441			$13,759,493

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$798,024	$4,635	2.31%	$631,403	$1,499	0.95%	$786,892	$2,896	1.46%
Money market	3,771,562	36,841	3.89	3,495,989	33,193	3.82	2,975,267	24,275	3.24
Savings (2)	2,102,282	19,492	3.69	2,336,202	23,109	3.98	2,342,424	20,316	3.44
Certificates of deposit	1,232,984	13,057	4.21	1,393,678	15,077	4.35	1,494,491	15,020	3.99
Total interest-bearing deposits	7,904,852	74,025	3.73	7,857,272	72,878	3.73	7,599,074	62,507	3.26
FHLBNY advances	528,652	4,455	3.35	671,242	6,429	3.85	1,250,717	14,370	4.56
Subordinated debt, net	271,450	4,307	6.31	202,232	2,604	5.18	200,232	2,553	5.06
Other short-term borrowings	131	2	6.07	—	—	—	120	2	6.61
Total borrowings	800,233	8,764	4.36	873,474	9,033	4.16	1,451,069	16,925	4.63
Derivative cash collateral	91,305	1,526	6.65	145,702	2,005	5.53	156,795	1,930	4.88
Total interest-bearing liabilities	8,796,390	84,315	3.81%	8,876,448	83,916	3.80%	9,206,938	81,362	3.51%
Non-interest-bearing checking (2)	3,209,502			3,042,382			3,065,186
Other non-interest-bearing liabilities	223,546			242,980			265,559
Total liabilities	12,229,438			12,161,810			12,537,683
Stockholders' equity	1,273,315			1,256,631			1,221,810
Total liabilities and stockholders' equity	$13,502,753			$13,418,441			$13,759,493
Net interest income		$79,924			$75,502			$76,479
Net interest rate spread			1.32%			1.28%			1.31%
Net interest margin			2.50%			2.41%			2.34%
Deposits (including non-interest-bearing checking accounts) (2)	$11,114,354	$74,025	2.65%	$10,899,654	$72,878	2.69%	$10,664,260	$62,507	2.33%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Quality Detail	2024	2024	2023
Non-performing loans ("NPLs")
Business loans (1)	$25,411	$20,287	$19,555
One-to-four family residential, including condominium and cooperative apartment	3,880	3,884	2,874
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	19,509	15	15
Acquisition, development, and construction	657	657	657
Other loans	6	—	219
Total Non-accrual loans	$49,463	$24,843	$23,320
Total Non-performing assets ("NPAs")	$49,463	$24,843	$23,320

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$49,463	$24,843	$23,320

NPAs and 90+ Delinquent / Total assets	0.36%	0.18%	0.17%
Net charge-offs ("NCOs")	$4,199	$3,640	$4,864
NCOs / Average loans (2)	0.15%	0.14%	0.18%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, net (gain) loss on sale of securities and other assets, severance, the FDIC special assessment and loss on extinguishment of debt:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$11,505	$16,657	$13,163	$44,032	$74,321
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	(39)	416	299	1,219	1,079
Net (gain) loss on sale of securities and other assets	(2)	(3,695)	22	(6,665)	1,469
Severance	—	—	8,562	42	9,068
Loss on extinguishment of debt	1	—	—	454	—
Income tax effect of adjustments	13	1,043	(176)	1,574	(985)
Adjusted net income available to common stockholders (non-GAAP)	$11,478	$14,421	$21,870	$40,656	$84,952

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.29	$0.37	$0.56	$1.04	$2.19
Adjusted return on average assets	0.39%	0.48%	0.69%	0.45%	0.88%
Adjusted return on average equity	4.18	5.17	7.76	4.89	9.95
Adjusted return on average tangible common equity	4.69	5.97	9.38	5.60	12.25
Adjusted non-interest expense to average assets	1.70	1.65	1.48	1.62	1.46
Adjusted efficiency ratio	65.6	65.9	59.7	65.5	54.7

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Operating expense as a % of average assets - as reported	1.71%	1.66%	1.73%	1.63%	1.56%
Loss on extinguishment of debt	—	—	—	—	—
Severance	—	—	(0.25)	—	(0.09)
Amortization of other intangible assets	(0.01)	(0.01)	—	(0.01)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.70%	1.65%	1.48%	1.62%	1.46%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Efficiency ratio - as reported (non-GAAP) (1)	65.9%	63.8%	70.5%	64.6%	59.0%
Non-interest expense - as reported	$57,729	$55,694	$59,523	$165,934	$159,184
Severance	—	—	(8,562)	(42)	(9,068)
Loss on extinguishment of debt	(1)	—	—	(454)	—
Amortization of other intangible assets	(286)	(285)	(349)	(878)	(1,075)
Adjusted non-interest expense (non-GAAP)	$57,442	$55,409	$50,612	$164,560	$149,041
Net interest income - as reported	$79,924	$75,502	$76,479	$226,956	$242,450
Non-interest income - as reported	$7,631	$11,808	$7,928	$29,906	$27,334
Fair value change in equity securities and loans held for sale	(39)	416	299	1,219	1,079
Net (gain) loss on sale of securities and other assets	(2)	(3,695)	22	(6,665)	1,469
Adjusted non-interest income (non-GAAP)	$7,590	$8,529	$8,249	$24,460	$29,882
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$87,514	$84,031	$84,728	$251,416	$272,332
Adjusted efficiency ratio (non-GAAP) (2)	65.6%	65.9%	59.7%	65.5%	54.7%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	September 30,	June 30,	September 30,
	2024	2024	2023
Reconciliation of Tangible Assets:
Total assets	$13,746,529	$13,548,763	$13,651,405
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(4,181)	(4,467)	(5,409)
Tangible assets (non-GAAP)	$13,586,551	$13,388,499	$13,490,199

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,263,929	$1,250,596	$1,204,344
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(4,181)	(4,467)	(5,409)
Tangible equity (non-GAAP)	1,103,951	1,090,332	1,043,138
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$987,382	$973,763	$926,569

Common shares outstanding	39,152	39,148	38,811

Tangible common equity to tangible assets (non-GAAP)	7.27%	7.27%	6.87%
Tangible equity to tangible assets (non-GAAP)	8.13	8.14	7.73

Book value per common share	$29.31	$28.97	$28.03
Tangible common book value per share (non-GAAP)	25.22	24.87	23.87